Exhibit 99.1
Diversified and Carlyle Partner to Acquire Assets from Camino Natural Resources
Bolt-On to a Contiguous Operating Position that Contains Meaningful Identified Synergies and Potential Upside from Large Undeveloped Location Inventory
Innovative Asset-Backed Securitization (ABS) with Carlyle to Fund Purchase through Newly Created Special Purpose Vehicle (SPV) without Diversified Equity Issuance

Diversified Energy Company (NYSE: DEC, LSE: DEC) ("Diversified" or the "Company") in partnership with global investment firm Carlyle's (NASDAQ: CG) Global Credit platform are pleased to announce the execution of a purchase agreement for the acquisition of a bolt-on portfolio of certain oil and natural gas properties, along with related assets located within the Anadarko Basin of Oklahoma (the "Assets") from Camino Natural Resources (the "Acquisition"). Notably, the Acquisition provides an additional 100, high-quality undeveloped inventory locations in an active development area, with Diversified owning in excess of 450 locations in Oklahoma, pro forma for the acquisition. Camino will retain its ownership of the Chickasha development area.

The acquisition builds on the strategic partnership between Diversified and Carlyle announced in 2025, which combines Carlyle’s asset-backed finance capabilities with Diversified’s operating expertise to invest in proved developed producing (“PDP”) energy assets across the United States.

The Acquisition will be financed through a bespoke asset-backed securitization ("ABS") structured and arranged by Carlyle. In connection with the acquisition, Carlyle and Diversified will establish a newly formed special purpose vehicle that will hold the producing assets and issue debt backed by the underlying cash flows. Carlyle will hold a majority ownership interest in the SPV that issues the ABS, with Diversified retaining a minority ownership stake and serving as operator of the assets and manager of the ABS. In addition, Diversified will retain the ownership of the undeveloped assets outside the SPV. Diversified will fund a net amount, inclusive of customary purchase price adjustments, of approximately of $210 million for the Acquisition through availability under the company's senior secured bank facility. The structure is designed to provide long-term, efficient financing aligned with the assets' profile, enabling scaled investment without reliance on traditional corporate financing or equity issuance. The Company expects to close the Acquisition in the third quarter of 2026, subject to customary closing conditions.

Acquisition Highlights
•Purchase price of $1,175 million before anticipated, customary purchase price adjustments
◦Price per flowing Mboe of ~$23,000
◦~3.0x multiple of NTM EBITDA(a)
•Current net production of ~300 MMcfepd (~51 Mboepd)(b)
◦Production mix of ~55% gas, ~30% NGL’s, and 15% oil
•Includes ~101,000 acres with commercially attractive leasehold in SCOOP/STACK/MERGE
◦Over 100 identified, drill-ready inventory locations with high (~80%) working interest

Exhibit 99.1
•Estimated NTM EBITDA of ~$397 million(a)
◦Total Proved Reserves of ~1,478 Bcfe(c)
•Assets are contiguous with Diversified's existing Oklahoma assets
◦Proximity to existing assets creates an immediate line of sight to future operating efficiencies and General & Administrative (G&A) savings

Rationale for Diversified and Carlyle's Partnership

•Enables attractive and accelerated growth for larger-scale transactions without the use of Diversified equity while providing off-balance sheet financing
•Promoted interest and management fees enhance Diversified’s economic returns
•Diversified maintains a preferential asset buyback option providing the opportunity to retain de-levered assets
•Delivers a competitive advantage and line-of-sight for pre-acquisition financing certainty

Innovative ABS Financing Structure and Transaction Consideration
•Purchase price expected to be funded through an investment-grade rated bilaterally structured asset-backed securitization originated by Carlyle, cash from Carlyle related to its ownership percentage in the ABS SPV, and availability under Diversified's senior secured credit facility
◦Producing assets, along with certain wells to be turned-in-line, will be held by the ABS SPV with an ownership split of ~60% Carlyle and ~40% Diversified
◦Undeveloped acreage and other non-production related assets will be owned 100% by Diversified, providing additional upside outside of the securitized structure
◦Diversified’s debt portion of the ABS SPV will be deconsolidated, off balance sheet financing, and its ownership percentage treated as a minority ownership structure
◦Diversified will earn customary servicing and operating fees for managing the ABS and operating the assets

Commenting on the Acquisition, CEO Rusty Hutson, Jr. said:
"I am excited to again partner with Carlyle and work collaboratively to structure an innovative financing to acquire high-quality assets, grow our portfolio, and realize the long-term value associated with the Acquisition. The assets are a perfect fit with our existing Oklahoma operations and offer meaningful opportunities for material synergies upon completion of the Acquisition. The transaction adds scale to our regional footprint and remains consistent with our strategy of acquiring high-quality, producing assets at attractive valuations. These assets will benefit from our Smarter Asset Management approach, which we expect will improve production, enhance margins, and grow free cash flow.
Additionally, we anticipate incremental cash flow from our Portfolio Optimization Programs, given the significant number of drill-ready inventory locations identified as part of the Acquisition. Importantly, this added NAV value to our reserves provides the opportunity to potentially improve our production or

Exhibit 99.1
generate meaningful added free cash flow in future periods. Our Company has a proven, demonstrated track record of delivering value to shareholders from our strategy of acquiring, operating, and optimizing established cash-generating energy assets."
Akhil Bansal, Head of Asset-Backed at Carlyle said:
"This transaction demonstrates what's possible when structuring expertise and long-term capital are paired with a best-in-class operator. We're proud to work alongside Diversified to create a financing solution purpose-built for these assets, and we see this as a model for how Carlyle approaches asset-backed investing."

Bolt-On Addition of Contiguous PDP Assets & Undeveloped Inventory
The Acquisition's estimated NTM EBITDA(a) is approximately $397 million. The Acquisition is expected to add approximately 300 MMcfepd (~51Mboepd) of production for the next twelve months and approximately 1,478 Bcfe of reserves(c). Additionally, the production profile of the Assets are highly complementary to the Company's existing portfolio and operational strategy.
The Assets include an approximate 101,000 acres with over 100 identified, drill-ready locations. When combined with the current undeveloped locations acquired from Diversified's recent Oklahoma acquisitions, the Company has identified an estimated over 450 highly economic development locations under conservative commodity pricing assumptions. This quality and depth of inventory equates to approximately 30+ years of inventory at a one-rig drilling pace (11-14 wells/year). Importantly, the undeveloped acreage presents potential upside opportunities in line with Diversified's demonstrated ability to unlock value from its vast portfolio of assets, and the Assets provide opportunities to realize synergies attributable to Diversified’s operating scale and asset density.
This investment is being led by Carlyle’s Asset-Backed Finance (“ABF”) team within the Global Credit platform. Carlyle ABF focuses on private fixed income and asset-backed investments, leveraging the firm’s global platform to deliver tailored financing solutions to businesses, specialty finance companies, and asset owners. Carlyle ABF has deployed approximately $11 billion since 2021 and has more than $10 billion in assets under management as of December 31, 2025.

ADVISORS
Kirkland & Ellis LLP is serving as legal advisors, and Citi & Truist Securities are serving as financial advisors to Diversified on the Acquisition. Latham & Watkins and Paul Hastings are serving as legal advisors to Carlyle. Jefferies LLC is serving as lead financial advisor and RBC Richardson Barr is serving as co-financial advisor to Camino. Vinson and Elkins is serving as legal advisor to Camino.
Footnotes:
a)Camino estimated EBITDA based on engineering reserves assumptions using historical cost assumptions and NYMEX strip pricing as of May 4, 2026 for the 12 month period ended March 1, 2027; for more information, please refer to the "EBITDA" definition below.

Exhibit 99.1
b)Current production based on estimated average daily production for 2026; Estimate based on historical performance and engineered type curves for the Assets.
c)Reserves values calculated using historical production data, asset-specific type curves and an effective date of March 1, 2026 and based on the NYMEX strip at May 4, 2026 for 5 years, with terminal price assumptions of $3.75/MMBtu and $65.00/Bbl for natural gas and oil, respectively.
This announcement contains inside information for the purposes of Article 7 of the UK version of Regulation (EU) No. 596/2014 on Market Abuse, as it forms part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018.
For further information, please contact:

Diversified Energy Company	19738562757
Doug Kris	dkris@dgoc.com
Senior Vice President Investor Relations & Corporate Communications	www.div.energy
FTI Consulting	dec@fticonsulting.com
U.S. & UK Financial Public Relations
Carlyle Media Contact
Ben Howard	19145524281
Prosek	bhoward@prosek.com
About Diversified Energy Company
Diversified is a leading publicly traded energy company focused on acquiring, operating, and optimizing cash-generating energy assets. Through our unique differentiated strategy, we acquire established assets and invest in them to improve environmental and operational performance until retiring those assets in a safe and environmentally secure manner. Recognized by ratings agencies and organizations for our sustainability leadership, this solutions-oriented, stewardship approach makes Diversified the Right Company at the Right Time to responsibly produce energy, deliver reliable free cash flow, and generate shareholder value.
About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $477 billion of assets under management as of December 31, 2025, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and

Exhibit 99.1
invest. Carlyle employs more than 2,500 people in 27 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

Forward-Looking Statements
This announcement contains forward-looking statements (within the meaning of the U.S. Private Securities Litigation Reform Act of 1995). These forward-looking statements, which contain the words "anticipate", "believe", "intend", "estimate", "expect", "may", "will", "seek", "continue", "aim", "target", "projected", "plan", "goal", "achieve", "opportunity" and words of similar meaning, reflect the Company's beliefs and expectations and are based on numerous assumptions regarding the Company's present and future business strategies and the environment the Company will operate in and are subject to risks and uncertainties that may cause actual results to differ materially. No representation is made that any of these statements or forecasts will come to pass or that any forecast results will be achieved. Expected benefits of the Acquisition may not be realized and the Acquisition may not close on the terms described in this release, or at all. Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the Company's ability to control or estimate precisely, including the risk factors described in the "Risk Factors" section in the Company's Annual Report and Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission. The pro forma financial information in this announcement is for informational purposes only, is not a projection of our future financial performance, and should not be considered indicative of actual results should the Acquisition be consummated. Forward-looking statements speak only as of their date and neither the Company nor any of its directors, officers, employees, agents, affiliates or advisers expressly disclaim any obligation to supplement, amend, update or revise any of the forward-looking statements made herein, except where it would be required to do so under applicable law. As a result, you are cautioned not to place undue reliance on such forward-looking statements.
EBITDA
As used herein, EBITDA represents earnings before interest, taxes, depletion, depreciation and amortization. We are unable to provide a quantitative reconciliation of forward-looking EBITDA to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts.